Exhibit 99.1

Albemarle Provides Second Quarter 2014 Update and

New Earnings Release Date of July 30, 2014

BATON ROUGE, La., July 15, 2014 – Albemarle Corporation (NYSE: ALB) today announced that the company expects to report second quarter 2014 earnings in the range of $86 million to $88 million, or $1.08 to $1.11 per share, excluding discontinued operations, special and non-operating pension and OPEB items, compared to $79.2 million, or $0.94 per share, excluding discontinued operations, for the second quarter of 2013.

As previously announced, the company signed a definitive agreement to sell its antioxidants, ibuprofen and propofol businesses which are treated as discontinued operations. The sale to SI Group is subject to customary closing conditions and expected to close later in 2014.

The company expects to report net sales, adjusted for discontinued operations, of approximately $605 million in the second quarter of 2014, up from net sales of approximately $577 million in the second quarter of 2013. The improvement in results compared to the second quarter of 2013 was primarily driven by stronger than expected FCC volumes and higher volumes and favorable mix within polymer catalysts, offsetting relatively weaker clear completion fluid results, related to customer specific order patterns.

“Stronger Catalyst Solutions trends drove higher than expected second quarter earnings results, attributable to a combination of modest improvements in end market demand during the period and a shift in certain orders from the third quarter into the second quarter,” said Albemarle’s president and CEO Luke Kissam.

The company also announced today that it will release second quarter earnings results one week later than previously announced, after the NYSE closes on Wednesday, July 30, 2014. The company will hold its conference call to discuss second quarter 2014 results on Thursday, July 31, 2014 at 9:00 am ET. This call will be webcast by NASDAQ OMX and can be accessed at Albemarle Corporation’s website at http://investors.albemarle.com or by phone at the following number:

Dial-In #: 888-713-4213

International Dial-In #: 617-213-4865

Participant Passcode: 37694874

A replay of this call will be available beginning at 1:00 pm ET July 31, 2014 and will play until August 7, 2014 at the following number:

Albemarle Corporation 451 Florida Street Baton Rouge, Louisiana, USA	1

Dial-In #: 888-286-8010

International Dial-In #: 617-801-6888

Participant Passcode: 75862652

The webcast is being distributed through the Thomson Reuters StreetEvents Network. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer, and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. The Company is committed to global sustainability and is advancing its eco-practices and solutions in its three business segments, Polymer Solutions, Catalysts and Fine Chemistry. Corporate Responsibility Magazine selected Albemarle to its prestigious “100 Best Corporate Citizens” list for 2010, 2011 and 2013. Albemarle employs approximately 3,900 people and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings, and other information regarding the Company, its businesses and the markets we serve.

Media Contact: Ashley Mendoza, (225) 388-7137, Ashley.Mendoza@albemarle.com

Investor Relations Contact: Lorin Crenshaw, (225) 388-7322, Lorin.Crenshaw@albemarle.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Albemarle Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K.

Albemarle Corporation 451 Florida Street Baton Rouge, Louisiana, USA	2